UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2026

Abpro Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41224	87-1013956
[State of Incorporation]	[Commission File Number]	[IRS Employer Identification Number]

100 Summit Drive Burlington MA	01803
[Address of Principal Executive Offices]	[Zip Code]

Registrant’s telephone number, including area code: 339-227-5961

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares of Common Stock, par value $0.0001 per share	ABP	Delisted from Nasdaq; trading on OTC Pink Ltd. tier as of February 23, 2026
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $114.90	ABPWW	Delisted from Nasdaq; trading on OTC Pink Ltd. tier as of February 23, 2026

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2026, Miles Suk provided notice of his voluntarily resignation from his position as Chairman of the Board of Directors of Abpro Holdings, Inc. (the “Company”), effective on such date.

Mr. Suk’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Mr. Suk will continue to serve as a member of the Company’s Board of Directors following his resignation as Chairman of the Board of Directors.

The Board of Directors will appoint a successor Chair of the Board of Directors at its next regularly scheduled meeting.

In connection with Mr. Suk’s prior resignation as Chief Executive Officer of the Company, the Company terminated Mr. Suk’s consulting agreement with the Company. Mr. Suk is entitled to continued payment of his $300,000 annual consulting fee by the Company for 60 days after such termination. As a result, the Company will be obligated to pay Mr. Suk $50,000 in compensatory payments during the 60-day period beginning August 19, 2026. Except for standard directors’ fees for so long as he remains a director of the Company, the Company has no other compensatory obligations to Mr. Suk.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABPRO HOLDINGS, INC.

By:	/s/ M. Fathi Karatas
Name:	M. Fathi Karatas
Title:	Interim Chief Executive Officer

Date:	August 31, 2026

3